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                        THE COMPANIES ACTS 1985 AND 1989




                       A PUBLIC COMPANY LIMITED BY SHARES



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                            MEMORANDUM OF ASSOCIATION


                                       OF


                                   SOPHEON PLC


  (As amended by Special Resolutions passed on 28 August 1996 and 22 November
                                     1999)


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1.       The Company's name is "Sopheon Plc.".


2.       The Company is to be a public company.


3.       The Company's Registered Office is to be situated in England and Wales.


4.       The Company's objects are:-

(A) (i) To develop, produce and market a knowledge based support tool to help document production management; to design and construct integrated document production architectures to implement and integrate state of the art, mature and certificated language and technology products and general information technology tools and platforms in the production workflows with as a goal optimisation of productivity and other computer related products and services.

         (ii) To carry on in the United Kingdom and elsewhere the business of an industrial and commercial holding company and in pursuance of such object to acquire in whole or in part companies and businesses conducting all kinds and manner of undertakings and to administer manage and control any such company or companies and businesses and whether or not the Company has any financial interest therein.

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         (iii) To promote the interests of any company which is for the time being the subsidiary, associated, holding company or subsidiary or associated company of any holding company of the Company in any manner whatever, and in particular by paying or discharging the liabilities thereof or giving any undertaking to do so, by giving any indemnity or guarantee in respect of such liabilities and by giving any security or charge for any such indemnity or guarantee or for the payment of money or performance of obligations by any such company as aforesaid, either with or without consideration and whether or not any benefit flows to the Company other than the promotion of such interests as aforesaid, to the intent that the promotion of the interests of any such company as aforesaid shall be an object and not a power of the Company.

(B) To carry on any other trade of business which may seem to the Company capable of being conveniently carried on in connection with the objects specified in the Sub-Clause (A) hereof or calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the Company.

(C) To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company's business or any branch or department thereof.

(D) To erect, construct, lay down, enlarge, alter and maintain any roads, railways, tramways, sidings, bridges, reservoirs, shops, stores, factories, buildings, works, plant and machinery necessary or convenient for the Company's business, and to contribute to or subsidise the erection, construction and maintenance of any of the above.

(E) To borrow or raise or secure the payment of money in such manner as the Company shall think fit for the purposes of or in connection with the Company's business, and for the purposes of or in connection with the borrowing or raising of money by the Company to become a member of any building society.

(F) For the purposes of or in connection with the business of the Company to mortgage and charge the undertaking and all or any of the real and personal property and assets, present and future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurances. To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum, and also by way of security for the performance of any contracts or obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose businesses or undertakings the Company is interested, whether directly or indirectly.

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(G)      To receive money on deposit or loan upon such terms as the Company may approve.

(H) To lend money to any company, firm or person and to give all kinds of indemnities and either with or without the Company receiving any consideration or advantage, direct or indirect, for giving any such guarantee, and whether or not such guarantee is given in connection with or pursuant to the attainment of the objects herein stated to guarantee either by personal convenant or by mortgaging or charging all or any part of the undertaking, property and assets present and future and uncalled capital of the Company or by both such methods, the performance of the obligations and the payment of the capital or principal (together with any premium) of and dividends or interest on any debenture, stocks, shares or other securities of any company, firm or person and in particular (but without limiting the generality of the foregoing) any company which is for the time being the Company's Holding or Subsidiary company or otherwise associated with the Company in business.

(I) To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit or, and give or procure the giving of donations, gratuities, pensions, allowances, or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is for the time being the Company's Holding or Subsidiary company or otherwise is associated with the Company in business or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and the wives, widow, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe and guarantee money for charitable or benevolent objects or for any exhibition of for any public, general or useful object; and to establish, set up, support and maintain share purchase schemes or profit sharing schemes for the benefit of any employees of the Company, or of any company which is for the time being the Company's Holding or Subsidiary company and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

(J) To draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments.

(K) To invest and deal with the moneys of the Company not immediately required for the purposes of its business in or upon such investments or securities and in such manner as may from time to time be determined.

(L) To pay for any property or rights acquired by the Company, either in cash or fully or partially paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or by any

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securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

(M) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

(N) To enter into any partnership or joint-purpose arrangement or arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company, and to acquire and hold, sell, deal with or dispose of shares, stock or securities of any such company, and to guarantee the contracts or liabilities of, or the payment of the dividends, interest or capital of any shares, stock or securities of an to subsidise or otherwise assist any such company.

(O) To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition of and taking over of all or any of the assets and liabilities of this Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company, and to acquire and hold or dispose of shares, stock or securities and guarantee the payment of dividends, interest or capital of any shares, stock or securities issued by or any other obligations of any such company.

(P) To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions or any person, firm or company carrying on any business which this Company is authorised to carry on or possessed of property suitable for the purposes of the Company, or which can be carried on in connection therewith or which is capable of being conducted so as directly or indirectly to benefit the Company.

(Q) To sell, improve, manage, develop, turn to account, exchange, let on rent, grant royalty, share of profits or otherwise, grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

(R) To amalgamate with any other company whose objects are or include objects similar to those of this Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding up, or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any other

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such company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner.

(S) To subscribe for, purchase or otherwise acquire, and hold shares, stock, debentures or other securities of any other company.

(T) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(U) To give such financial assistance directly or indirectly for the purpose of the acquisition of shares in the Company or the Company's Holding company or for the purpose of reducing or discharging any liability incurred by any person for the purpose of the acquisition of shares in the Company or the Company's Holding company as may be lawful.

(V) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

(W) To do all such things as are incidental or conducive to the above objects or any of them.

And it is hereby declared that, save as otherwise expressly provided, each of the paragraphs of this Clause shall be regarded as specifying separate and independent objects and accordingly shall not be in anywise limited by reference to or inference from any other paragraph or the name of the Company and the provisions of each such paragraph shall, save as aforesaid, be carried out in as full and ample manner and construed in as wide a sense as if each of the paragraphs defined in the objects of a separate and distinct company.

5.       The liability of the Members is limited.

6. The Company's share capital is L50,000 divided into 50,000 shares of L1 each.

Note:    (1)      On 19 August 1996 the Company's share capital was sub-divided and increased to L2,962,000 divided into 14,810,000 ordinary shares of 20p each

         (2) On 19 August 1996 the Company's share capital was, conditional upon admission of the Company's ordinary share capital to trading on the Alternative Investment Market by 6 September 1996, increased to L6,000,000 divided into 30,000,000 ordinary shares of 20p each.

         (3) On 22 November 1999 the Company's share capital was sub-divided and increased and certain shares thereafter cancelled resulting in the authorised share capital of the Company being L5,029,480.80 divided into 30,000,000 ordinary shares of 5p each 12,902,961 ordinary AIM designated shares of 5p each and 19,228,885 deferred shares of 15p each.

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We the subscribers to this Memorandum of Association, wish to be formed into a
Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.


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NAMES AND ADDRESS OF SUBSCRIBERS                      Number of Shares taken by
                                                      each subscriber
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
For and on behalf of                                  One
LONDON LAW SERVICES LIMITED
Temple Chambers
Temple Avenue
London EC4Y OHP



For and on behalf of                                  One
LONDON LAW SECRETARIAL LIMITED
Temple Chambers
Temple Avenue
London EC4Y OHP



                                                      --------------------------
                                Total Shares Taken    Two
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Dated the 18th day of June 1996.

Witness to the above signatures:-


COLIN A LAY
Temple Chambers
Temple Avenue
London
EC4YOHP